Exhibit 99.1
Procore Announces Third Quarter 2025 Financial Results
CARPINTERIA, CA – November 5, 2025 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the third quarter ended September 30, 2025.
“With this quarter’s strong results, I am pleased to be giving Ajei Gopal a strong foundation as he steps into the CEO role next week,” said Tooey Courtemanche, Founder, President, and CEO of Procore. “We are the clear market leader in one of the largest industries in the world, we have built an unrivaled platform that we believe is well-positioned to harness the power of AI for our customers, and our go-to-market model is yielding positive returns. And now, with Ajei’s proven operational expertise and leadership, we will be even better positioned to drive durable growth while unlocking further shareholder value.”
“Q3 represented another strong quarter, marked by consistent revenue growth and improved operating leverage,” said Howard Fu, CFO of Procore. “I am proud of the performance we delivered in the quarter and these results reinforce our ability to drive efficient growth and strong per share improvements over the long-term.”
Third Quarter 2025 Financial Highlights:
•Revenue was $339 million, an increase of 15% year-over-year.
•GAAP gross margin was 80% and non-GAAP gross margin was 84%.
•GAAP operating margin was (4%) and non-GAAP operating margin was 17%.
•Operating cash inflow for the third quarter was $88 million.
•Free cash inflow for the third quarter was $68 million, an increase of 194% year-over-year.
•Basic and diluted WASO used for GAAP net loss per share was 150,278,399, an increase of 1% year-over-year. Diluted WASO used for non-GAAP earnings per share was 153,555,556, an increase of 1% year-over-year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 95% in the third quarter.
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,602 as of September 30, 2025, an increase of 15% year-over-year.
•Added 122 net new organic customers in the third quarter, ending with a total of 17,623 organic customers.
•Hosted Groundbreak 2025 and announced new AI innovations including expanded features for Procore Assist and Open Beta release for Procore Agent Builder, among many more.
•Achieved Federal Risk and Authorization Management Program (FedRAMP®) “Moderate Equivalency” Designation.
•Announced Strategic Collaboration Agreement with AWS to accelerate AI product innovation and establish Procore availability in the AWS Marketplace.

Fourth Quarter and Full Year Outlook:
Procore is providing the following guidance for the fourth quarter 2025 and the full year 2025:
•Fourth Quarter 2025 Outlook:
◦Revenue is expected to be in the range of $339 million to $341 million, representing year-over-year growth of 12% to 13%.
◦Non-GAAP operating margin is expected to be 14.4%.
•Full Year 2025 Outlook:
◦Revenue is expected to be in the range of $1,312 million to $1,314 million, representing year-over-year growth of 14%.
◦Non-GAAP operating margin is expected to be 14%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Stock Repurchase Program
On October 29, 2024, Procore’s Board of Directors authorized its first stock purchase program; that stock repurchase program expired on October 29, 2025. On November 3, 2025, Procore’s Board of Directors authorized a new stock repurchase program to repurchase up to $300 million of Procore’s outstanding common stock. As with its first stock repurchase program, Procore intends to opportunistically repurchase shares based on market conditions through the open market (including via pre-set trading plans), or other transactions in accordance with applicable securities laws. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The new program does not obligate Procore to acquire any particular amount of common stock, and may be suspended or discontinued at any time at Procore’s discretion. The program will be funded using Procore’s working capital and will expire on November 3, 2026.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m., Pacific Time, on Wednesday, November 5, 2025. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry, including our outlook for fourth quarter 2025 and the full fiscal year 2025, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, future financial or operating performance, or new, planned, or upgraded products, services, or features, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical or macroeconomic conditions), our ability to realize the expected benefits of our go-to-market transition, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, our ability to effectively manage our CEO transition, our ability to develop and integrate new products, platform capabilities, services, and features in an efficient and timely manner and get our customers and prospective customers to adopt such new products, platform capabilities, services, and features, and as set forth in Procore’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Procore’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 26, 2025, as updated by Procore’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 1, 2025. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention or other compensation payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
Gross Revenue Retention Rate and Annual Recurring Revenue: For information on how we calculate gross revenue retention rate and annual recurring revenue, refer to our most recent Quarterly Report on Form 10-Q.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands, except share and per share amounts)
Revenue	$338,851	$295,885	$973,402	$849,660
Cost of revenue(1)(2)(3)	68,762	54,954	201,420	148,778
Gross profit	270,089	240,931	771,982	700,882
Operating expenses
Sales and marketing(1)(2)(3)(4)	144,290	141,370	424,871	390,286
Research and development(1)(2)(3)(4)	88,049	80,791	264,560	223,698
General and administrative(1)(3)(4)	52,780	55,267	164,093	157,077
Total operating expenses	285,119	277,428	853,524	771,061
Loss from operations	(15,030)	(36,497)	(81,542)	(70,179)
Interest income	4,826	5,962	15,838	17,714
Interest expense	(276)	(488)	(859)	(1,439)
Accretion income, net	2,068	3,816	6,542	10,665
Other income (expense), net	(210)	466	2,204	(26)
Loss before provision for (benefit from) income taxes	(8,622)	(26,741)	(57,817)	(43,265)
Provision for (benefit from) income taxes	479	(353)	5,362	400
Net loss	$(9,101)	$(26,388)	$(63,179)	$(43,665)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.18)	$(0.42)	$(0.30)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	150,278,399	148,134,585	149,978,697	146,854,541

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$6,155	$4,188	$17,291	$11,056
Sales and marketing	16,658	14,034	49,197	42,725
Research and development	20,969	18,321	60,630	49,684
General and administrative	15,491	13,912	41,591	39,602
Total stock-based compensation expense*	$59,273	$50,455	$168,709	$143,067
*Includes amortization of capitalized stock-based compensation of $3.1 million and $2.3 million, respectively, for the three months ended September 30, 2025 and 2024; and $8.7 million and $5.5 million, respectively, for the nine months ended September 30, 2025 and 2024; which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$7,659	$6,698	$23,276	$18,739
Sales and marketing	3,346	3,224	9,998	9,475
Research and development	661	668	1,951	2,008
Total amortization of acquired intangible assets	$11,666	$10,590	$35,225	$30,222
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$181	$113	$642	$485
Sales and marketing	560	815	2,439	2,867
Research and development	629	521	3,458	3,089
General and administrative	294	281	1,639	1,820
Total employer payroll tax on employee stock transactions	$1,664	$1,730	$8,178	$8,261
(4)Includes acquisition-related expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands)
Sales and marketing	$139	$—	$933	$1,448
Research and development	695	—	2,439	—
General and administrative	238	51	779	614
Total acquisition-related expenses	$1,072	$51	$4,151	$2,062

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	September 30, 2025	December 31, 2024

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$350,496	$437,722
Marketable securities, current	333,480	337,673
Accounts receivable, net	205,812	246,472
Contract cost asset, current	47,793	33,922
Prepaid expenses and other current assets	67,634	44,090
Total current assets	1,005,215	1,099,879
Marketable securities, non-current	43,966	46,042
Capitalized software development costs, net	135,650	112,321
Property and equipment, net	45,715	43,592
Right of use assets - finance leases	20,070	31,727
Right of use assets - operating leases	32,012	28,790
Contract cost asset, non-current	66,214	47,505
Intangible assets, net	114,278	120,946
Goodwill	573,933	549,651
Other assets	21,430	20,918
Total assets	$2,058,483	$2,101,371
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,887	$33,146
Accrued expenses	110,430	88,740
Deferred revenue, current	572,050	584,719
Other current liabilities	42,608	21,427
Total current liabilities	753,975	728,032
Deferred revenue, non-current	5,500	5,815
Finance lease liabilities, non-current	27,002	41,352
Operating lease liabilities, non-current	36,042	32,697
Other liabilities, non-current	11,941	5,122
Total liabilities	834,460	813,018
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,533,616	2,535,868
Accumulated other comprehensive loss	(1,636)	(2,737)
Accumulated deficit	(1,307,972)	(1,244,793)
Total stockholders’ equity	1,224,023	1,288,353
Total liabilities and stockholders’ equity	$2,058,483	$2,101,371

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	September 30,		Change
	2025	2024	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$911,220	$738,856	$172,364	23%
Non-current	498,314	334,560	163,754	49%
Total remaining performance obligations	$1,409,534	$1,073,416	$336,118	31%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands)
Operating activities
Net loss	$(9,101)	$(26,388)	$(63,179)	$(43,665)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	56,153	48,175	160,023	137,532
Depreciation and amortization	29,196	24,233	83,288	65,127
Accretion of discounts on marketable debt securities, net	(1,868)	(3,382)	(6,163)	(10,131)
Abandonment of long-lived assets	413	238	2,868	818
Noncash operating lease expense	1,382	2,913	4,311	7,906
Unrealized foreign currency (gain) loss, net	628	(419)	(1,522)	295
Deferred income taxes	623	2	2,191	4
(Benefit from) provision for credit losses	(118)	243	(1,084)	648
Decrease (increase) in fair value of strategic investments	54	184	237	(457)
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(12,007)	(14,698)	42,611	34,296
Deferred contract cost assets	(11,592)	(1,128)	(31,767)	(3,217)
Prepaid expenses and other assets	(7,263)	(11,931)	(16,499)	(12,121)
Accounts payable	8,782	(2,250)	(4,191)	11,029
Accrued expenses and other liabilities	18,536	21,972	30,168	(8,475)
Deferred revenue	12,996	4,609	(15,313)	(6,268)
Operating lease liabilities	1,658	(3,097)	(651)	(6,205)
Net cash provided by operating activities	88,472	39,276	185,328	167,116
Investing activities
Purchases of property and equipment	(5,392)	(3,547)	(12,400)	(7,510)
Capitalized software development costs	(15,343)	(12,721)	(47,900)	(32,453)
Purchases of strategic investments, net	(739)	(845)	(1,641)	(1,917)
Purchases of marketable securities	(59,207)	(86,245)	(277,813)	(410,619)
Maturities of marketable securities	63,365	145,619	287,024	371,718
Sales of marketable securities	2,698	—	2,698	—
Customer repayments of materials financing	—	88	—	1,571
Business combinations, net of cash acquired	—	—	(41,515)	(25,945)
Asset acquisitions, net of cash acquired	—	—	(3,533)	(3,792)
Net cash (used in) provided by investing activities	(14,618)	42,349	(95,080)	(108,947)
Financing activities
Proceeds from stock option exercises	1,172	2,456	8,779	12,371
Proceeds from employee stock purchase plan	—	—	14,404	13,187
Repurchases of common stock	(25,655)	—	(128,815)	—
Payment of tax withholding for net share settlement	(21,318)	—	(71,173)	—
Payment of deferred business combination consideration	—	(1,470)	—	(1,470)
Payment of deferred asset acquisition consideration	—	(81)	—	(81)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(416)	(900)	(1,216)	(1,569)
Net increase in funds held for customers	6,251	—	6,251	—
Net cash (used in) provided by financing activities	(39,966)	5	(171,770)	22,438
Net increase (decrease) in cash and cash equivalents	33,888	81,630	(81,522)	80,607
Effect of exchange rate changes on cash	(790)	1,429	1,160	901
Cash, cash equivalents, and restricted cash, beginning of period	324,262	356,239	437,722	357,790
Cash, cash equivalents, and restricted cash, end of period	$357,360	$439,298	$357,360	$439,298

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$338,851	$295,885	$973,402	$849,660
Gross profit	270,089	240,931	771,982	700,882
Stock-based compensation expense	6,155	4,188	17,291	11,056
Amortization of acquired technology intangible assets	7,659	6,698	23,276	18,739
Employer payroll tax on employee stock transactions	181	113	642	485
Non-GAAP gross profit	$284,084	$251,930	$813,191	$731,162
Gross margin	80%	81%	79%	82%
Non-GAAP gross margin	84%	85%	84%	86%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$338,851	$295,885	$973,402	$849,660

GAAP sales and marketing	$144,290	$141,370	$424,871	$390,286
Stock-based compensation expense	(16,658)	(14,034)	(49,197)	(42,725)
Amortization of acquired intangible assets	(3,346)	(3,224)	(9,998)	(9,475)
Employer payroll tax on employee stock transactions	(560)	(815)	(2,439)	(2,867)
Acquisition-related expenses	(139)	—	(933)	(1,448)
Non-GAAP sales and marketing	$123,587	$123,297	$362,304	$333,771
GAAP sales and marketing as a percentage of revenue	43%	48%	44%	46%
Non-GAAP sales and marketing as a percentage of revenue	36%	42%	37%	39%

GAAP research and development	$88,049	$80,791	$264,560	$223,698
Stock-based compensation expense	(20,969)	(18,321)	(60,630)	(49,684)
Amortization of acquired intangible assets	(661)	(668)	(1,951)	(2,008)
Employer payroll tax on employee stock transactions	(629)	(521)	(3,458)	(3,089)
Acquisition-related expenses	(695)	—	(2,439)	—
Non-GAAP research and development	$65,095	$61,281	$196,082	$168,917
GAAP research and development as a percentage of revenue	26%	27%	27%	26%
Non-GAAP research and development as a percentage of revenue	19%	21%	20%	20%

GAAP general and administrative	$52,780	$55,267	$164,093	$157,077
Stock-based compensation expense	(15,491)	(13,912)	(41,591)	(39,602)
Employer payroll tax on employee stock transactions	(294)	(281)	(1,639)	(1,820)
Acquisition-related expenses	(238)	(51)	(779)	(614)
Non-GAAP general and administrative	$36,757	$41,023	$120,084	$115,041
GAAP general and administrative as a percentage of revenue	16%	19%	17%	18%
Non-GAAP general and administrative as a percentage of revenue	11%	14%	12%	14%

Reconciliation of loss from operations and operating margin to non-GAAP income from operations and non-GAAP operating margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$338,851	$295,885	$973,402	$849,660
Loss from operations	(15,030)	(36,497)	(81,542)	(70,179)
Stock-based compensation expense	59,273	50,455	168,709	143,067
Amortization of acquired intangible assets	11,666	10,590	35,225	30,222
Employer payroll tax on employee stock transactions	1,664	1,730	8,178	8,261
Acquisition-related expenses	1,072	51	4,151	2,062
Non-GAAP income from operations	$58,645	$26,329	$134,721	$113,433
Operating margin	(4%)	(12%)	(8%)	(8%)
Non-GAAP operating margin	17%	9%	14%	13%

Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands, except share and per share amounts)
Revenue	$338,851	$295,885	$973,402	$849,660
Net loss	(9,101)	(26,388)	(63,179)	(43,665)
Stock-based compensation expense	59,273	50,455	168,709	143,067
Amortization of acquired intangible assets	11,666	10,590	35,225	30,222
Employer payroll tax on employee stock transactions	1,664	1,730	8,178	8,261
Acquisition-related expenses	1,072	51	4,151	2,062
Non-GAAP net income	$64,574	$36,438	$153,084	$139,947

Numerator:
Non-GAAP net income	$64,574	$36,438	$153,084	$139,947

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	150,278,399	148,134,585	149,978,697	146,854,541
Effect of dilutive securities: Employee stock awards	3,277,157	3,693,792	4,428,985	5,029,245
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	153,555,556	151,828,377	154,407,682	151,883,786

GAAP net loss per share, basic	$(0.06)	$(0.18)	$(0.42)	$(0.30)
GAAP net loss per share, diluted	$(0.06)	$(0.18)	$(0.42)	$(0.30)
Non-GAAP net income per share, basic	$0.43	$0.25	$1.02	$0.95
Non-GAAP net income per share, diluted	$0.42	$0.24	$0.99	$0.92
Computation of free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(in thousands)
Net cash provided by operating activities	$88,472	$39,276	$185,328	$167,116
Purchases of property, plant, and equipment	(5,392)	(3,547)	(12,400)	(7,510)
Capitalized software development costs	(15,343)	(12,721)	(47,900)	(32,453)
Non-GAAP free cash flow	$67,737	$23,008	$125,028	$127,153